DISPATCHER - SHIPPER AGREEMENT

THIS AGREEMENT is made and entered on __________________________ , 20_____ , by and between __________________________ (Hereinafter referred to as "Shipper") and Development Capital Group Inc. (hereinafter referred to as "Dispatcher").

1. TERM

The term of this Agreement shall be for one (1) year, shall automatically be renewed for successive one (1) year periods and shall cover all shipments arranged by Dispatcher  for Shipper within the validity of this Agreement; provided, however, that this Agreement may be terminated at any time by giving ten (10) days prior written notice to the other party.

2. BROKER OPERATING AUTHORITY

Dispatcher represents that it is duly authorized to perform services under this agreement for compensation under a certificate issued by Transportation Security Administration; and that it holds contracts / agreements with carries including airlines, ocean transportation service providers, motor carriers and other brokers.

3. PAYMENT FOR SERVICES.

Shipper shall pay for the services provided by Dispatcher in accordance with payment terms set by Dispatcher for Shipper either in writing or orally. Payments shall be made by Shipper by company checks, by wire transfer to Dispatcher’s banking account or as agreed prior to the service / services provided.

4. CONSENT TO SCREEN CARGO.

Shipper by signing this Agreement authorizes consent to screen all cargo during the time of validity of this Agreement

5. INDEPENDENT CONTRACTOR.

Dispatcher represents and warrants that it is an independent contractor under this Agreement and that its agents and/or employees are under Dispatcher 's exclusive management and control, and that Shipper neither exercises nor retains any control over Dispatcher, its operations, agents or employees in any manner.

6. CONTRACT CARRIERS.

Dispatcher shall make reasonable efforts to place Shipper’s cargoes with responsible carriers for the purposes of transporting the cargoes with reasonable dispatch under  the direction  of Shipper. However, the parties understand and agree that Dispatcher, by signing this Agreement, makes no express or implied warranties or guarantees concerning delivery time or the locating of a carrier to provide the transportation services requested by Shipper.

7. CARGO LOSS, DAMAGE, OR SHORTAGE.

Shipper shall not keep Dispatcher liable for acts and omissions by third parties including but not limited to carriers, warehousemen,  port  authorities  and  other  brokers  unless   Dispatcher has  failed  to  exercise  due  diligence  in selecting, instructing or supervising such third parties when applicable. In the event of a cargo loss, damage or shortage claim, Shipper agrees to notify Dispatcher immediately by phone and to subsequently submit to Dispatcher a written claim, fully supported by all relevant documentation, including but not limited to the signed delivery receipt, listing the nature and cause of the claim for cargo damage within five (5) days following the date of delivery or immediately when applicable and required by the insurance policy.   No claims or allowances for Shortages, damage or delay will be considered unless clearly noted on the delivery receipt or bill of lading signed by the consignee at delivery and unless cargo damage report / cargo loss report is drawn by the appropriate airport / port authorities when applicable.  Dispatcher assumes no liability for cargo loss, damage, or shortage.  However, Dispatcher agrees to submit, negotiate and settle all cargo claims with the responsible carrier and to keep Shipper advised of the status of all such claims.  Upon request by Shipper, Dispatcher shall assign its rights against the carrier to Shipper.  Nothing herein shall be construed to restrict any right or cause of action Shipper may have against any carrier involved with the transportation of Shipper’s cargo.

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8. SECTION HEADINGS.
The numbered section headings appearing in this Agreement do not constitute any part of this Agreement and shall not be considered in its interpretation.

9. SIGNATURES / WRITINGS.

Except where certified mail is specified, this Agreement and subsequent writings relating to this Agreement must be signed and may be transmitted by facsimile or scanned and sent by electronic mail. The signatures n such facsimile and scanned copies shall operate to bind the parties with the same force and effect as original signatures.

10. ASSIGNMENT OF AGREEMENT.

No party may assign this Agreement without the prior written consent of the other party.  However, Dispatcher may co-broker any shipments made on behalf of Shipper under this Agreement.

11. CONFIDENTIALITY.

Except as required by Law, the terms and conditions of this Agreement and information pertaining to any shipment  hereunder  shall  not  be  disclosed  by  either  party  to  persons  other  than  its  directors,  officers, employees, agent, attorneys, accountants and auditors. The provisions of this paragraph shall survive the cancellation, termination or expiration of this Agreement.

12. COMPLETE AGREEMENT.

This Agreement constitutes the entire agreement of the parties with reference to the subject matters herein, and may not be changed, waived, or modified except in writing signed by both parties.  This Agreement shall be construed in accordance with the laws of the State of New York.  All civil actions filed as a result of disputes arising out of this Agreement shall be filed in the court of proper jurisdiction in the State of New York.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

DISPATCHER		SHIPPER

NAME:	DEVELOPMENT CAPITAL GROUP INC.	NAME:
STREET ADDRESS:		STREET ADDRESS:
CITY / STATE, ZIP:		CITY / STATE, ZIP:
PHONE:		PHONE:

ON BEHALF OF BROKER SIGNED BY:		ON BEHALF OF SHIPPER SIGNED BY:

Printed Name	Printed Name
Signature	Signature

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